                               MAYA-1 CABLE SYSTEM


                     CONSTRUCTION AND MAINTENANCE AGREEMENT


                                TABLE OF CONTENTS


PARAGRAPH                                                                                       PAGE
1.       DEFINITIONS                                                                             2

2.       MAYA-1 SEGMENTS                                                                         4

3.       PROVISION OF SEGMENTS                                                                   5

4.       OWNERSHIP OF SEGMENTS AND ADDITIONAL PROPERTY                                           5

5.       TRANSIT FACILITIES TO EXTEND MAYA-1 CAPACITY AND CONNECTION WITH INLAND SYSTEMS         6

6.       ESTABLISHMENT OF THE GENERAL COMMITTEE                                                  7

7.       PROCUREMENT GROUP; SUPPLY CONTRACT FOR SEGMENT S                                        9

8.       DEFINITION OF CAPITAL COSTS OF SEGMENT S                                                10

9.       ALLOCATION AND BILLING OF SEGMENT S CAPITAL COSTS                                       11

10.      ASSIGNMENT AND USE OF CAPACITY                                                          13

11.      CAPACITY ROUTING                                                                        13

12.      INCREASE OR DECREASE OF DESIGN CAPACITY                                                 14

13.      OPERATION AND MAINTENANCE and restoration  OF SEGMENT S                                 15

14.      OPERATION AND MAINTENANCE AND RESTORATION COSTS OF
         SEGMENT S-ALLOCATION AND BILLING                                                        17

15.      KEEPING AND INSPECTION OF BOOKS                                                         18

16.      USE OF SEGMENTS T1 TO T8                                                                19

17.      CURRENCY AND PLACE OF PAYMENT                                                           22

18.      DEFAULT OF PAYMENT                                                                      23

19.      SETTLEMENT OF THIRD PARTY CLAIMS BY THE PARTIES                                         24

20.      DURATION OF AGREEMENT AND REALIZATION OF ASSETS                                         24

21.      RELATIONSHIP AND LIABILITY OF THE PARTIES                                               26

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                          TABLE OF CONTENTS (CONTINUED)


PARAGRAPH                                                                                       PAGE

22.      OBTAINING OF LICENSES                                                                   27

23.      PRIVILEGES FOR DOCUMENTS OR COMMUNICATIONS                                              27

24.      CONFIDENTIALITY                                                                         27

25.      ASSIGNMENT OF RIGHTS AND OBLIGATIONS                                                    28

26.      SEVERABILITY                                                                            28

27.      WAIVER                                                                                  29

28.      FORCE MAJEURE                                                                           29

29.      COMMUNICATIONS                                                                          29

30.      PARAGRAPH HEADINGS                                                                      29

31.      EXECUTION OF AGREEMENT AND AMENDMENTS                                                   31

32.      LAW AND JURISDICTION                                                                    31

33.      SUCCESSORS BOUND                                                                        31

34.      ENTIRE AGREEMENT                                                                        31

35.      TESTIMONIUM                                                                             32

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                                       ii



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
ANNEXES:

ANNEX 1               TERMS OF REFERENCE FOR SUBCOMMITTEES, PROCUREMENT GROUP,
                      CENTRAL BILLING PARTY AND NETWORK ADMINISTRATOR

EXHIBIT 1             MAYA-1 CABLE SYSTEM PHYSICAL CONFIGURATION

SCHEDULES:

SCHEDULE A            PARTIES TO THE AGREEMENT

SCHEDULE B            OWNERSHIP OF SEGMENT S AND VOTING INTERESTS.

SCHEDULE C            ALLOCATION OF CAPITAL OPERATION AND MAINTENANCE COSTS OF
                      SEGMENT S.

                      ALLOCATION OF CAPITAL OPERATION AND MAINTENANCE COSTS OF
                      T1 TO T8 AT THE SYSTEM INTERFACE OR HIGHER

SCHEDULE D            RING MIU'S ASSIGNED TO THE PARTIES

SCHEDULE E            ALLOCATION OF CAPITAL AND OPERATION AND MAINTENANCE COSTS
                      OF SEGMENTS T1 TO T8 FOR LEVELS BELOW SYSTEM INTERFACE

SCHEDULE F            QUANTITIES OF 2.0 MBPS PORTS ASSIGNED TO THE PARTIES FOR
                      LEVELS BELOW SYSTEM INTERFACE

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                                      iii





                               MAYA-1 CABLE SYSTEM
                     CONSTRUCTION AND MAINTENANCE AGREEMENT

This Agreement, made and entered into this 17th day of September 1998, hereinafter called the Effective Date, between and among the Parties signatory hereto (hereinafter collectively called "Parties" and individually called "Party), which Parties are identified in Schedule A attached hereto and made a part hereof,

WITNESSETH :

WHEREAS, telecommunications services are being provided between and among North America, islands in the Caribbean, Central America and South America, by means of submarine cable and satellite facilities; and

WHEREAS, the Parties propose to supplement such facilities by providing an optical fibre submarine cable system called the MAYA-1 Cable System (hereinafter called "MAYA-1") which will be used to provide telecommunications services to, beyond and between points in or reached via, Venezuela, Colombia, Panama, Costa Rica, Cayman Islands, Honduras, Mexico and the United States of America; and

WHEREAS, a Memorandum of Understanding, (hereinafter referred to as the "MOU"), effective 31 of August 1997, established a framework of organization to be utilized prior to the signature of this Agreement and to be superseded by this Agreement; and

WHEREAS, the signatories to the MOU invited other Telecommunications Entities to become Parties to this Agreement; and

WHEREAS, it is the intention of the Parties to provide and construct MAYA-1 by the first quarter 2000, and thereafter to operate and maintain it jointly in the most cost effective manner for an initial period of twenty-five years; and

WHEREAS, the Parties now desire to define the terms and conditions upon which MAYA-1 will be engineered, provided, constructed, operated, maintained and restored.

NOW, THEREFORE, the Parties, in consideration of the mutual covenants herein expressed, covenant and agree with each other as follows:

1.         DEFINITIONS

           The following definitions shall apply throughout this Agreement:-

           -   Basic System Module:

               A Basic System Module of MAYA-1 shall consist of an STM-1 (155,520,000 bits per second) digital line section with interfaces provided in accordance with all the appropriate ITU-T Recommendations.

           -   Branching Unit:

               A device composed of a housing and any associated equipment that permits interconnection between three cable sections and provides the optical fibre interconnections and power conductor between these three sections.

           -   Cable Landing Point:

               Cable Landing Point shall be the beach joint at the respective cable landing locations or mean low water line if there is no beach joint.

           -   Capacity:

               (i)   Design Capacity:

                     The capacity of Segment S of MAYA-1 initially consisting of 3024 Ring-MIUs for service and 3024 Ring-MIUs for in-system restoration.

               (iii) Protection Capacity

                     That capacity available for automatically switched in-system restoration for operation in a Collapsed Ring configuration.

           -   Country:

               The word Country as used in this Agreement shall mean country, territory or place, as appropriate.

           -   Carrier Parties:

               Carrier Parties shall mean all of the Parties who are signatories to this Agreement, except Transoceanic Communications Incorporated (TOCI).

           -   Collapsed Ring:

               A ring where two independent bi-directional paths between two or more points are in the same cable system.

           -   Maintenance Authorities:

               The Maintenance Authorities in MAYA-1 shall be all the Terminal Parties, which are AT&T, Telmex, Hondutel, Cable & Wireless (CI) Ltd, ICE, Cable & Wireless Panama S.A., Telecom and CANTV.

           -   Minimum Investment Unit (MIU) :

               One Ring-MIU in MAYA-1.

           -   Ready for Customer Service (RFCS) Date:

               The date on which MAYA-1 will be available for customer service. The RFCS date of MAYA-1 is scheduled to be 17th May 2000.

           -   Ready for Provisional Acceptance (RFPA) Date:

               The date on which MAYA-1 is to be accepted by the Procurement Group on behalf of the Parties. The RFPA date of MAYA-1 is scheduled to be 30th March 2000.

           -   Ring:

               An electrical and/or optical loop that provides two independent bi-directional paths between two points for the pre-emptible same traffic.

           -   Ring-MIU:

               A nominal 2 Mbps bearer and all the additional overhead bits per second recommended by ITU-T standards for multiplexing in a Collapsed Ring configuration with the capability of bi-directional operation.

           -   Schedules and Annexes:

               Shall be the schedules and annexes attached hereto and made a part hereof and any written amendments thereto and any schedules and annexes substituted therefore in accordance with the provisions of this Agreement.

           -   Subsidiary:

               A corporation having at least 50% of its shares owned directly or indirectly by a Party.

           -   System Interface:

               The System Interface shall be at the STM-1 (155.52 Mbps) level as defined by ITU-T recommendations. The digital input/output ports (either optical or electrical) shall be regarded as a System Interface location where the 155,520,000 bits per second digital line section connects with other transmission facilities or equipment.

           -   Telecommunications Entity:

               Any entity authorised or permitted under the laws of its respective Country, or the Country or Countries in which it operates, to acquire and use facilities for the provision of international telecommunications services.

           -   Terminal Parties:

               The Terminal Parties are AT&T, Telmex, Hondutel, Cable & Wireless
               (CI) Ltd., ICE, Cable & Wireless Panama, S.A., Telecom and CANTV

           -   United States Carrier Party:

               A Party, or its Affiliate or Subsidiary, who has a facility based license to provide international telecommunication services from the United States.

2.             MAYA-1 SEGMENTS

2.1 In accordance with this Agreement, MAYA-1 shall be regarded as consisting of one interconnected Collapsed Ring which shall contain two fibre pairs with five Branching Units connecting to the Cable Landing Points.

2.2            MAYA-1 shall include the following Segments:

2.2.1 Segment S: Shall consist of the whole of the submarine cable system and shall also include the following:

               (i) all submarine lightguide transmission equipment including the System Interface and higher level equipment, power feeding and special test equipment directly associated with the submersible plant, located in their respective cable stations;

               (ii) the cable station power equipment provided wholly for use with the equipment listed in (i) above;

               (iii) the transmission cable equipped with appropriate optical amplifiers, Branching Units and joint housings between the cable stations; and

               (iv) the sea earth cable and electrode system or the land earth system, or an appropriate share thereof, associated with the terminal power feeding equipment at the respective cable stations.

2.2.2         Segments T shall be associated with the following locations:

              Segment T1 :   The land segment at Hollywood, Florida, USA

              Segment T2 :   The land segment at Cancun, Mexico

              Segment T3 :   The land segment at Puerto Cortes, Honduras

              Segment T4:    The land segment at Boatswains Point, Grand Cayman

              Segment T5 :   The land segment at Puerto Limon, Costa Rica

              Segment T6 :   The land segment at Colon, Panama

              Segment T7 :   The land segment at Tolu Colombia

              Segment T8:    The land segment at ______Venezuela

              The Segments T1 to T8 shall each consist of:

              (i) an appropriate share of the land and buildings at the specified locations for the cable landing, the cable station and the cable rights-of-way and cable ducts between a cable station and its respective Cable Landing Point, and an appropriate share of common services and equipment at each of the locations; and

               (ii) any cross connect equipment, multiplex equipment and test equipment necessary to establish transmission rates at or below the nominal 155 Mbit/s level according to all appropriate ITU-T Recommendations, required to operate and interface at the digital input/output ports (either optical or electrical), associated solely with MAYA-1, but which is not a part of Segment S; and

               (iii) any other services and equipment associated solely with
                     MAYA-1.

3.             PROVISION OF SEGMENTS

3.1 Each of the Segments T1 to T8 shall be provided by the Terminal Party owning that segment, as shown in Subparagraph 4.1 below, in accordance with the terms of Paragraph 16 of this Agreement. Segments T1 to T8 shall be provided in sufficient time to permit MAYA-1 to be placed into operation by the RFCS Date.

3.2 Segment S shall be provided through a Supply Contract to be placed by the Procurement Group in accordance with Paragraph 7 of this Agreement.

4.             OWNERSHIP OF SEGMENTS AND ADDITIONAL PROPERTY

4.1            The Segments T1 to T8 of MAYA-1 shall be owned as follows:

               Segment T1 shall be owned by AT&T.

               Segment T2 shall be owned by TELMEX.

               Segment T3 shall be owned by HONDUTEL.

               Segment T4 shall be owned by CABLE & WIRELESS (CI) Ltd.

               Segment T5 shall be owned by ICE.

               Segment T6 shall be owned by. CABLE & WIRELESS PANAMA, S.A.

               Segment T7 shall be owned by. TELECOM.

               Segment T8 shall be owned by CANTV  ( Optional)

4.2 Segment S shall be owned by the Parties in common and undivided shares in the proportions set forth in Schedule B.

4.3 In this Agreement, references to any Segment, however expressed, shall be deemed to include, unless the context otherwise requires, additional property incorporated therein by agreement of the Parties. Each Segment shall be regarded as including its related spares and standby units and components, including, but not limited to, submersible optical amplifiers, cable lengths and terminal equipment.

4.4 In accordance with Paragraph 16 of this Agreement each Party to whom capacity in MAYA-1 is assigned pursuant to this Agreement shall have the right to use, for the duration of this Agreement, Segments T1 to T8 in which it has no ownership interest, to the extent required for the use of its assigned capacity.

5.             TRANSIT FACILITIES TO EXTEND MAYA-1 CAPACITY AND CONNECTION WITH
               INLAND SYSTEMS

5.1            Transit Facilities

5.1.1 Each of the Parties shall use all reasonable efforts to furnish and maintain, or cause to be furnished and maintained, in working order for other Parties in MAYA-1, for the duration of this Agreement, the necessary facilities in their respective Countries as may be reasonably required for extending capacity in MAYA-1 assigned to such Parties for the purpose of handling communications transiting the Country involved.

5.1.2 Such facilities referred to in Subparagraph 5.1.1 shall be suitable for extending capacity in MAYA-1 and shall be furnished and maintained on terms and conditions which shall be no less favorable than those granted to other international Telecommunications Entities for transmission facilities of similar type and quantity transiting the Country. Such terms and conditions shall not override any applicable governmental laws and regulations in the Country in which the facilities are located.

5.2            Inland Extension Facilities

5.2.1 Each of the Parties, at its own expense, on or before the RFPA Date shall do or cause to be done, all such acts and things as may be necessary within its operating territory to provide and maintain throughout the period of this Agreement suitable connection of capacity in, or connected with capacity in MAYA-1 with appropriate inland communications facilities in its operating Country. With respect to the United States, "inland" refers to the continental United States.

5.2.2          Upon request AT&T will, under separate agreement, provide U.S.
               Carrier Parties suitable space for co-location at the Hollywood cable station. AT&T may provide such space in a building separate from its cable station, but adjacent to the cable station. For these purposes, such U.S. Carrier Parties shall have the right to provide their own personnel and equipment in such space and shall reimburse AT&T for the reasonable jointly agreed costs incurred in complying with this Subparagraph 5.2.2, including, but not limited to, the costs of any building additions that may be reasonably required.

5.2.3 Upon request AT&T will, under separate agreement provide connection at the Hollywood cable station for operation and control purposes relating to capacity assigned, or to be assigned, to the US Carrier Parties in MAYA-1.

5.3 The obligations to provide facilities under this Paragraph 5 shall require the provision of intrinsically digital facilities.


6.             ESTABLISHMENT OF THE GENERAL COMMITTEE

6.1 For the purpose of directing the progress of the engineering, provision, installation, bringing into service and continued operation of MAYA-1, the Parties shall form a MAYA-1 General Committee (hereinafter called the "General Committee") consisting of one representative of each of the Parties. The General Committee shall make all decisions necessary on behalf of the Parties to effectuate the purpose of this Agreement.

6.2            HONDUTEL shall provide the Coordinator of the General Committee.
               For the conduct of its meetings, the General Committee shall elect a chairman for each meeting.

6.3 Two or more Parties may designate the same person to serve as their representative at specific meetings of the General Committee or of its Subcommittees or any other group established pursuant to Subparagraph 6.5 of this Agreement.

6.4 Following are the terms governing the meetings and decisions of the General Committee:

               (i) The General Committee shall meet on the call of the Coordinator or whenever requested by one or more Parties having at least five percent (5%) of the total voting interests in Segment S as specified in Schedule B. The General Committee Coordinator shall give at least forty-five (45) days advance notice of each meeting, together with a copy of the draft agenda. In cases of emergency, such notice period may be reduced where at least seventy-five percent (75%) of the total voting interests specified in Schedule B is in agreement. Discussion documents for the meeting should be made available to members fourteen (14) days before the meeting, but the General Committee may agree to discuss papers distributed on less than fourteen (14) days notice. Meetings of the General Committee shall be considered convened if at least sixty-seven percent (67%) of the total voting interests specified in Schedule B, including at least four (4) Terminal Parties, is represented by the attending Parties (hereinafter called "Quorum").

               (ii) All decisions made by the General Committee shall be subject, in the first place, to deliberation among the Parties, which shall use all reasonable efforts to make decisions by general agreement. However, in the event agreement cannot be reached, the decision shall be put to the vote. The decision shall then be adopted by the absolute majority (more than one half) of the total voting interests in Segment S, as specified in Schedule B, provided that at least four (4) Terminal Parties are with the said majority. This absolute majority rule will be applied, except as otherwise provided in this Agreement. A member of the General Committee representing more than one Party shall separately cast the votes to which each Party it represents is entitled.

               (iii) Following the call for a General Committee meeting, if the
                     General Committee Coordinator has not received confirmation of attendance by the Parties to ensure that a Quorum for a General Committee meeting will be achieved, or in case the meeting is convened and there is no Quorum, or in case that during the current meeting a majority (more than one half) of the total voting interests specified in Schedule B has not been reached in a vote, the General Committee Coordinator shall, within ten (10) days, send out invitations to all Parties for another General Committee meeting indicating the circumstances for rescheduling the meeting with the same working agenda. In such cases, while no Quorum will be required, there must be four Terminal Parties present and any vote will be carried by a majority (more than one half) of the voting interests represented at the meeting.

6.5 To aid the General Committee in the performance of the duties assigned to it pursuant to this Agreement, the following bodies shall be formed:

               (i) The Procurement Group (hereinafter called "PG"), which shall report to the General Committee and have the responsibilities set forth in Paragraph 7 herein.

               (ii) a Capacity Assignment, Routing and Restoration Subcommittee (hereinafter called the "AR&R Subcommittee") which shall report to the General Committee;

               (iii) an Operation and Maintenance Subcommittee (hereinafter called the "O&M Subcommittee") which shall report to the General Committee;

               (iv) a Financial and Administrative Subcommittee (hereinafter called the "F&A Subcommittee") which shall report to the General Committee;

               (v) a Network Administrator (hereinafter called "NA") which shall initially report to the AR&R Sub-Committee.

               These bodies, under the direction of the General Committee, shall be responsible for their respective areas of interest as listed in Annex 1 and any other areas of interest designated by the General Committee. The General Committee may also appoint other groups or Subcommittees to address specific questions which may arise during the period this Agreement is in force.

               The Subcommittees shall meet at least once annually after the Effective Date of this Agreement and more frequently if necessary, until final acceptance of MAYA-1 and thereafter as may be appropriate. Meetings of the Subcommittees may be called to consider specific questions, at the discretion of its Chairman or whenever requested by one or more Parties representing at least five percent (5%) of the total voting interests in Segment S as specified in Schedule B. The Chairman shall give reasonable advance notice of each meeting, together with a copy of the draft agenda, insofar as possible at least forty-five (45) days prior to the date of the proposed meeting. The Chairman of each Subcommittee, or his designated representative, may attend meetings of the other Subcommittees in an advisory capacity as necessary.

               After final acceptance of MAYA-1, the General Committee shall determine whether any of its Subcommittees or any other group should remain in existence. In the event that the General Committee determines that any of its Subcommittees, or any other group should not remain in existence, the General Committee will determine, in accordance with

               Subparagraph 6.4 of this Agreement, the manner in which the Subcommittees or any other group's responsibilities shall be reassigned.

6.6 To aid the General Committee in the billing functions involved with MAYA-1, a Central Billing Party (hereinafter called the "CBP") shall be appointed. A representative of the CBP will participate in all meetings of the F&A Subcommittee and, if requested, in the General Committee and Subcommittees or other groups according to their Terms of Reference listed in Annex 1. The General Committee shall determine how long the CBP will be in existence . The CBP shall report to the F&A Subcommittee, until otherwise directed by the General Committee.

6.7 All decisions made by the General Committee shall be binding on the parties. No decisions of the General Committee or its Subcommittees or any other group established by the General Committee shall override any provisions of this Agreement nor shall they deprive any Party of its rights hereunder.

7.             PROCUREMENT GROUP; SUPPLY CONTRACT FOR SEGMENT S

7.1 AT&T, Cable & Wireless (CI) Ltd., Cable & Wireless Panama, S.A., Hondutel, ICE, MCII, Sprint, Telecom, Telmex, and CANTV shall form the Procurement Group in accordance with its Terms of Reference contained in Annex 1. AT&T, Cable & Wireless GN, Hondutel, ICE, MCII and Sprint shall enter into a contract (hereinafter called the "Supply Contract") on a several but not joint basis with the selected supplier (hereinafter called the "Supplier") to engineer, provide and install or to cause to be engineered, provided and installed all of Segment S of MAYA-1, except for such Segment S work as may be performed by the Terminal Parties or their subcontractors.

7.2 Following the submission and evaluations of proposals submitted through open international tender, the Supplier shall be recommended by the Procurement Group for approval by the General Committee. The Supply Contract shall be entered into on such terms and conditions as may be acceptable to the General Committee.

7.3 The Procurement Group shall ensure that the Supply Contract will require the Supplier to engineer, provide and install Segment S in sufficient time to permit MAYA-1 to be placed into operation by the RFCS Date. The Supply Contract shall require the Supplier to guarantee that this Segment will conform to the technical performance requirements for MAYA-1 as specified in the Supply Contract.

7.4 In the event that Segment S of MAYA-1 fails to meet the specifications referenced in the Supply Contract for its provision, fails to provide the specified capacity, or is not engineered, provided, installed and ready in sufficient time to permit Segment S to be provisionally accepted on or before the planned RFPA Date, the Procurement Group shall take such action as may be necessary to exercise the rights and remedies under the terms and conditions of the Supply Contract. The Procurement Group shall also take any other actions directly against the Supplier as may be necessary to exercise any or all rights and remedies available under the Supply Contract. Such actions by the Procurement Group shall be subject to any direction deemed necessary by the General Committee.

7.5 The members of the Procurement Group shall not be liable to each other or to any other Party for any loss or damage sustained by reason of a Supplier's failure to perform in accordance with the terms and conditions of its Supply Contract, or as a result of MAYA-1 not meeting the RFPA Date as specified in the Supply Contract, or if MAYA-1 does not perform in accordance with the technical specifications and other requirements of the Supply Contract, or MAYA-1 is not placed into operation. The Parties recognize that the Procurement Group does not guarantee or warrant:

               (i)   the performance of the Supply Contract by the Supplier

               (ii)  the performance or reliability of Segment S, or

               (iii) that MAYA-1 will be placed into operation.

               The Parties hereby agree that nothing in this Agreement shall be construed as such a warranty or guarantee.

8.             DEFINITION OF CAPITAL COSTS OF SEGMENT S

8.1 Capital costs of Segment S, as used in this Agreement, refers to costs incurred in engineering, providing, and constructing Segment S, or causing it to be engineered, provided, and constructed, or in laying or causing to be laid submersible plant, or in installing or causing to be installed cable system equipment, and shall include:

               (i) the costs incurred under the MAYA-1 MOU, applicable to the cable system; and

               (ii) those costs payable to the Supplier under the Supply Contract ; and

               (iii) other costs incurred under the direction of the Procurement
                     Group and those capital costs directly incurred by the Terminal Parties, the CBP or any Party authorized by the General Committee which shall be fair and reasonable in amount and not included in the Supply Contract and which have been directly and reasonably incurred for the purpose of, or to be properly chargeable in respect of such engineering, provision, construction, installation and laying of Segment S of MAYA-1. Such costs shall include but are not limited to, the costs of engineering, design, materials, manufacturing, procurement and inspection, installation, removal (with appropriate reduction for salvage), cable ship and other ship costs, route surveys, burying, testing associated with laying or installation, customs duties, taxes (except income tax imposed upon the net income of a Party), appropriate financial charges attributable to other Parties' shares of costs incurred by the Terminal Parties or any other Party authorized by the General Committee, at the rate at which such Party generally incurred such financial charges, supervision, overheads, billing activities, overheads and insurance or a reasonable allowance in lieu of insurance, if such Party elects to carry a risk itself, being a risk against which insurance is usual or recognized or would have been reasonable. Such costs shall include costs incurred by the Parties in the holding of the Data Gathering meetings but excluding attendance by the Parties representatives at such meetings. Such costs shall also include costs incurred by the Parties in holding the Procurement Group and its Working Groups' meetings and the attendance by the Parties' representatives at such meetings.

8.2 Capital costs for lower level multiplex equipment below the System Interface level shall be part of Segments T and shall be borne by the users of such multiplex equipment.

8.3 Any amounts received by, or credited to, a Party or the CBP as a consequence of letters of guarantee, liquidated damages, or other similar amounts resulting from the failure of the to fully perform any provision of the Supply Contract, shall accrue to the benefit of all the Parties in proportion to their investment in MAYA-1 in accordance with Schedule B.

9.             ALLOCATION AND BILLING OF SEGMENT S CAPITAL COSTS

9.1 The capital costs of engineering, providing, constructing and installing Segment S of MAYA-1, including any additional work or property incorporated subsequent to the RFPA Date by agreement of the Parties, shall be borne by the Parties in the proportions set forth in Schedule C.

9.2 The CBP shall receive invoices from the Supplier for the costs due and included in the Supply Contract. Any Party which has incurred a capital cost in accordance with Subparagraphs 8.1(i) and 8.1(iii) shall each promptly render invoices to the CBP for the cost of items directly incurred by them. The CBP shall promptly render bills to each of the Parties for such Party's pro rata share of costs due and included in the invoices it has received. These bills shall not be rendered more frequently than once a month and shall be rendered in accordance with Schedule C. Such bills shall contain a reasonable amount of detail to substantiate them. On the basis of such bills, each Party shall pay to the CBP the amount owed within forty-five (45) days from the date on which the bills were rendered by the CBP. The bills will be rendered by the CBP in US dollars (USD). This currency can be changed by a decision of the General Committee.

9.3 For the purpose of this Agreement, financial charges shall be computed, as appropriate, at a rate equal to the lowest of: the publicly announced prime rate or the minimum commercial lending rate, however described, for ninety-day loans on the 1st working day of each month during which the said financial charges of the following banks computed on a daily basis from the date the said amount is incurred until the date payment is due:

                           Bills rendered by the Parties:

                           Citibank, N.A., New York City, or

                           Chase Manhattan Bank N.A., New York City

               If the General Committee shall authorize a Party other than a Terminal Party to render invoices, the same rate defined above will apply.

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9.4            For the purposes of this Agreement, "paid" shall mean that the funds are available for immediate use by the recipient.


9.5 Bills not paid when due shall accrue extended payment charges from the day following the day on which payment was due (in accordance with Subparagraph 9.2) until the day on which it is paid. For the purposes of this Agreement, extended payment charges shall be computed at a rate equal to two-hundred percent (200%) of the appropriate financial charges as indicated in Subparagraph 9.3 on the day following the date payment of the bill was due. In the event that applicable law allows the imposition of extended payment interest charges only at a rate less than that established in accordance with this Subparagraph, extended payment charges shall be at the highest rate permitted by such applicable law. In this case, appropriate documents to demonstrate the applicability of such law shall be provided by the concerned Party.

9.6 Late payment charges recovered by CBP in excess of the amounts paid or due shall accrue to the benefit of all the Parties, in accordance with Subparagraph 8.3.

9.7 Procedures for rendering credits for refunds of appropriate financial charges and procedures for rendering bills for extended payment charges will be developed by the CBP, and submitted to the General Committee for approval through the F&A Sub-Committee.

9.8 The CBP will compute final adjustments as soon as practicable after the RFPA Date, but not later than sixty (60) days after the date of the final invoice issued by the Supplier, or by the Parties authorized by the General Committee to issue invoices. Such adjustments will be based on the latest updated Schedules as of the RFPA Date as provided by the NA. In particular the CBP will compute the amount of each Party's share of the capital costs of Segment S in accordance with the relevant Schedules, and shall make all appropriate financial adjustments and shall render any necessary bills or refunds in the next billing cycle. This will allow each Party to bear its proper share of the capital costs of Segment S, following the final settlement.

9.9 A bill shall be deemed to have been accepted by the Party to whom it is rendered if that Party does not present a written objection to the CBP on or before fifteen (15) days prior to the date when payment is due. If such objection is made, the Parties concerned shall make every reasonable effort to settle promptly the dispute concerning the bill in question. If the objection is sustained and the billed Party has paid the disputed bill, the agreed upon overpayment shall be refunded promptly to the objecting Party by the billing Party together with any financial charges calculated thereon at a rate determined in accordance with Subparagraph 9.3 of this Agreement from the date of payment of the bill to the date on which the refund is transmitted to the objecting Party. If the objection is not sustained and the billed Party has not paid the disputed bill, said Party will pay such bill promptly together with any extended payment charges calculated thereon at a rate determined in accordance with Subparagraph 9.5 of this Agreement from the day following the date on which payment of the bill was due until paid. Nothing in this Subparagraph shall relieve a Party from paying those parts of a bill that are not in dispute. The provisions of this Subparagraph shall be applied in accordance with Paragraph 15 of this Agreement.

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10.            ASSIGNMENT AND USE OF CAPACITY

10.1 A Ring-MIU will only be assigned on a wholly-owned basis between System Interface locations in accordance with Schedule D.

10.2           A Ring-MIU will be the minimum assignable capacity.

10.3 Each Ring-MIU may be assigned individually for the provision of service in MAYA-1 between the corresponding System Interface locations.

10.4 A Ring-MIU in the Ring will be portable and shall be allowed to originate or terminate a 2.0 Mbps bearer in one of any cable stations in accordance with the procedures developed by the Network Administrator.

10.4.1 The holder of a Ring-MIU is permitted to move its termination from one cable station to another cable station in accordance with Subparagraph 16.3.3

10.4.2 Portable means that the holder of a Ring-MIU, having already paid the costs of all the cable stations in accordance with Schedule C, is permitted to move such Ring-MIU from one cable station to any other cable station, without any increase in Ring-MIU investment, or any additional cable station Right to Use cost at STM 1 or higher levels, in accordance with the procedures developed by the NA.

10.5 Ring-MIUs may be transferred between and among the Parties on an ownership basis at any time prior to the RFPA Date. After the RFPA Date any transfer of Ring-MIUs shall be made on an other than ownership basis. However, the General Committee may approve requests of ownership transfers among the Parties during the life of MAYA-1.

10.5.1 The transfer of Ring-MIUs to a Telecommunications Entity not a Party to this Agreement can only be made on an other than ownership basis.

10.6 In accordance with procedures developed by the AR&R SC and approved by the General Committee the protection path of a 2.0 Mbps Ring can be operated , between the same two points of the main path, on a pre-emptible bi-directional basis for the provision of unprotected service.

10.7 The communications capability of any Ring-MIU assigned in Schedule D may be optimized by the Party to whom the Ring-MIU is assigned by the use of equipment which will more efficiently use the Ring-MIU, provided that the use of such equipment does not cause an interruption of, or interference to, the use of any other Ring-MIU in MAYA-1.

10.8 The use of Protection Capacity for restoration of other telecommunications systems is defined in Subparagraph 13.12.

11.            CAPACITY ROUTING

11.1 At times to be determined by the General Committee, the capacity routing of the Parties shall be reviewed and established in such a way as is necessary to allocate the capacity in MAYA-1 to achieve the most efficient utilization of the entire MAYA-1. Such routing shall be as determined by the AR&R Subcommittee pursuant to the Terms of Reference as set forth in Annex 1 of this Agreement, and shall be based on principles of capacity routing which shall be established by the AR&R Subcommittee and approved by the General Committee.

11.2 The NA shall administer the routing of capacity associated with occasional use of capacity and restoration of other systems. Such routing shall be as determined by the NA pursuant to the Terms of Reference as set forth in Annex 1 of this Agreement and shall be based on principles of capacity routing which shall be approved by the General Committee.

11.3 In order to exercise the rights afforded in Subparagraph 10.6 of this Agreement, Ring-MIUs assigned to one or more Parties may be rearranged by the Network Administrator, if so requested by such Party or Parties, so far as reasonably possible, provided that:

               (i) the agreement of other Parties with assigned Ring-MIUs, that would be affected by the proposed rearrangement is obtained; and,

               (ii) all costs arising from the proposed rearrangement are paid by the Parties requesting it.

12.            INCREASE OR DECREASE OF DESIGN CAPACITY

12.1 The General Committee may decide to increase the Capacity of MAYA-1 or any Segment thereof beyond its Design Capacity. In such a case the General Committee shall agree on the terms and conditions of such increase. For such agreement a sixty-seven percent (67%) majority of the total voting interests specified in Schedule B is required together with the agreement of the affected Terminal Parties.

12.2 In the event that the Design Capacity is less than the total capacity assigned as specified in Schedule D, the capacity assigned to the Parties shall be reduced in the proportions in which the capacity was assigned to the Parties immediately preceding such decrease in capacity. Any decrease of capacity in MAYA-1 shall only take place after all possible alternatives have been exhausted. The assignment of fractional interests in capacity of less than one Ring-MIU resulting from such reductions shall be determined by agreement of the General Committee.

12.3 If the capacity of Segment S is increased beyond its Design Capacity pursuant to the agreement of the General Committee, the additional capacity which becomes available shall be assigned to the Parties in MAYA-1 in the proportions in which capacity was assigned to the Parties immediately preceding such increase. The assignment of any fractional interests in additional capacity resulting from such increases shall be determined by agreement of the General Committee.

12.4 In the event of a decrease or an increase in the capacity as provided for in Subparagraphs 12.1, 12.2 and 12.3 of this Agreement, the General Committee shall agree on the terms and conditions of such increase or decrease.

12.5 Notwithstanding Subparagraph 12.3, a Party may decline to accept all or any part of its proportionate share of an increase in capacity provided that it has previously expressed its intentions to so decline during the discussion of any proposal to expand the Design Capacity and has not voted for such increase in the vote, if any, taken by the Parties on such proposal to expand the Design Capacity. If the Party so notifies, it shall not be liable for payments for capital, operation and maintenance costs attributable to any increase in capacity in which it declined to participate.

12.6 The appropriate Schedules will be modified to reflect the reassignment, increase or decrease of Capacity pursuant to the Paragraph 12.

13.            OPERATION AND MAINTENANCE AND RESTORATION OF SEGMENTS

13.1 The responsibilities for operation and maintenance are as follows:

               - AT&T shall be responsible for the operation and maintenance of Segment T1 and that portion of Segment S between the System Interface and its respective Cable Landing Point on behalf of the Parties.

               - TELMEX shall be responsible for the operation and maintenance of Segments T2 and that portion of Segment S between the System Interface and its respective Cable Landing Point on behalf of the Parties.

               - HONDUTEL shall be responsible for the operation and maintenance of Segment T3 and that portion of Segment S between the System Interface and its respective Cable Landing Point on behalf of the Parties.

               - CABLE & WIRELESS (CI) Ltd. shall be responsible for the operation and maintenance of Segment T4 and that portion of Segment S between the System Interface and its respective Cable Landing Point on behalf of the Parties.

               - ICE shall be responsible for the operation and maintenance of Segment T5 and that portion of Segment S between the System Interface and its respective Cable Landing Point on behalf of the Parties.

               - CABLE & WIRELESS PANAMA, S.A. shall be responsible for the operation and maintenance of Segments T6 and that portion of Segment S between the System Interface and its respective Cable Landing Point on behalf of the Parties.

               - TELECOM shall be responsible for the operation and maintenance of Segment T7 and that portion of Segment S between the System Interface and its respective Cable Landing Point on behalf of the Parties.

               - CANTV shall be responsible for the operation and maintenance of Segment T8 and that portion of Segment S between the System Interface and its respective Cable Landing Point on behalf of the Parties.

13.2 The Maintenance Authorities shall be jointly responsible for the operation and maintenance of Segment S according to a joint system maintenance document (jsmd) to be developed by the O&M Subcommittee. The responsibilities for the operation and maintenance of Segment S shall be identified and reviewed by the O&M Subcommittee.

13.3 Prior to the System RFPA Date the Maintenance Authorities shall submit for review by the O&M Subcommittee and approval by the General Committee appropriate practices and procedures for the continued operation and maintenance of Segment S. The Maintenance Authorities shall each provide information to the O&M Subcommittee regarding the practices and procedures for the continued operation and maintenance of their respective Segments. The Maintenance Authorities shall also furnish such budgetary estimates of the cost of such operation and maintenance of MAYA-1 as the O&M Subcommittee may reasonably request. Following the System RFPA Date, the Maintenance Authorities shall provide the O&M Subcommittee and the General Committee with such reports as it may reasonably require on the operation and maintenance of MAYA-1 including any proposals for planned repair or improvement work, together with appropriately revised budgetary estimates relating to the operation and maintenance of MAYA-1. The O&M Subcommittee may review and amend the practices and procedures for the operation and maintenance of Segment S, subject to the approval of the General Committee. The General Committee may revise the allocation of responsibility for the operation and maintenance of Segment S.

13.4 The Maintenance Authorities, individually or collectively as appropriate, shall each use all reasonable efforts to maintain, or cause to be maintained, economically the Segments for which they are responsible, in efficient working order. The Maintenance Authorities shall discharge their responsibilities in a manner consistent with applicable international submarine cable maintenance practices and with an objective of achieving effective and timely repairs when necessary.

13.5 The Maintenance Authorities shall have the right to temporarily de-activate Segment S, or any part thereof, in order to perform their duties as Maintenance Authorities. Prior to such de-activation, reasonable notice shall be given to and co-ordination shall be made with, the other Parties. To the extent possible, sixty (60) days prior to initiating action, the Maintenance Authority(ies) shall advise the other Parties in writing of the timing, scope, and costs of significant planned maintenance operations, of significant changes to existing operation and maintenance methods, and of contractual arrangements for cable ships that will have a significant impact on operation or maintenance costs. Should one or more Parties representing at least five percent (5%) of the total voting interests specified in Schedule B wish to review such an operation or change prior to its occurrence, such Party or Parties shall notify the Maintenance Authorities involved and the O&M Subcommittee Chairman in writing within thirty (30) days of such advice. Upon such notification, the O&M Subcommittee shall initiate action to convene an ad hoc meeting for such review.

13.6 Each Maintenance Authority shall have prompt access to all system maintenance information, necessary to the performance of its duties, appropriate to those parts of MAYA-1 not covered by its authority.

13.7 No Party hereto shall be liable to any other Party for any loss or damage sustained by reason of any delay in provision, failure in or breakdown of the facilities constituting MAYA-1 or any interruption of service, whatsoever shall be the cause of such failure, breakdown or interruption, and however long it shall last.

13.8 In the event of a failure or breakdown of any of such facilities, if the responsible Maintenance Authority fails to restore those facilities to efficient working order and operation within a reasonable time after having been called upon to do so by any other Party, the General Committee may, to the extent that it is practical to do so, place or cause to be placed, such facilities in efficient working order and operation and charge the Parties their proportionate shares of the cost reasonably incurred in doing it.

13.9 Each Party, at its own expense, and upon reasonable advance notice to the Maintenance Authorities, shall have the right to inspect from time to time the operation and maintenance of any part of MAYA-1 and to obtain copies of the maintenance records. For this purpose, each Maintenance Authority shall retain significant records, including recorder charts, for a period of not less than five (5) years from the date of the record. If these records are destroyed at the end of this period, a summary of important items shall be retained for the life of MAYA-1.

13.10 Each Maintenance Authority shall be and is hereby authorised to pursue claims in its own name, on behalf of the Parties, in the event of any damage or loss to MAYA-1 and may file appropriate lawsuits or other proceedings on behalf of the Parties. Subject to obtaining the prior concurrence of the General Committee, a Maintenance Authority may settle or compromise any claims and execute releases and settlement agreements on behalf of the Parties as necessary to effect a settlement or compromise.

13.11 The Maintenance Authorities of Segment S shall be entitled to enter into agreements in respect of the crossing of Segment S with undersea plant (including, but not limited to, pipelines) with the owners of such plant. The Maintenance Authorities may sign such agreements on behalf of all the Parties after approval by the General Committee and shall provide the Parties with copies of such agreements on request.

13.12          The restoration of MAYA-1 shall be provided as follows:

               (i) The Terminal Parties on behalf of the Parties shall secure by the RFCS Date sufficient facilities dedicated to the restoration plans formulated by the AR&R Subcommittee.

               (ii) The AR&R Subcommittee shall develop recommendations for all restoration guidelines, including wherever possible cable on cable restoration, and the relevant duties, rights and costs, for General Committee approval.

               (iii) The restoration of MAYA-1 shall be provided under a
                     separate agreement amongst the Parties, the terms and conditions of such agreement shall be developed by the AR&R Subcommittee for General Committee approval.

14. OPERATION AND MAINTENANCE AND RESTORATION COSTS OF SEGMENT S - ALLOCATION AND BILLING

14.1 The operation and maintenance costs for Segment S of MAYA-1 shall be shared by the Parties in the relevant proportions specified in Schedule C.

14.2 The restoration costs for Segment S of MAYA-1 shall be shared by those Parties to whom restoration shall be provided in accordance with Subparagraph 13.12.

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


14.3 The operation and maintenance costs to which Subparagraph 14.1 of this Agreement refers are the costs reasonably incurred in operating and maintaining the facilities involved, including, but not limited to, the cost of attendance, testing, adjustments, repairs (including repairs at sea) and replacements, cable ships (including standby costs), re-burial and the replacement of plant, cable depots, maintenance and repair devices that are or may hereafter become available, customs duties, taxes (except income tax imposed upon the income of a Party) paid in respect of such facilities, billing activities, appropriate financial charges attributable to other Parties' shares of costs incurred by a Maintenance Authority at the rate at which the appropriate Maintenance Authority generally incurred such financial charges, supervision, overheads and costs and expenses reasonably incurred on account of claims made by or against other persons in respect of such facilities or any part thereof and damages or compensation payable by the Parties concerned on account of such claims. Costs, expenses and damages or compensation payable to the Parties on account of such claims shall be shared by them in the same proportions as they share the operation and maintenance costs of the relevant Segment S of MAYA-1 under Subparagraph 14.1 of this Agreement.

14.4 The restoration costs to which Subparagraph 14.2 of this Agreement refers are the costs reasonably incurred in providing and maintaining the facilities dedicated to such a restoration, including, but not limited to cable on cable restoration costs, terrestrial network costs and satellite costs.

14.5 The General Committee may authorize the provision of special tools and test equipment for use on board cable ships which are required for the maintenance and repair of MAYA-1. The related costs may include, but not be limited to, the costs, or an appropriate share thereof, for the provision, storage and maintenance of this equipment. The General Committee will determine the manner in which these costs will be billed to the Parties.

14.6 The Maintenance Authorities or the CBP, as appropriate, shall bill the Parties in accordance with this Paragraph 14. Bills shall not be rendered more frequently than once a quarter and shall be paid within forty-five (45) days from the date they were rendered . The billing procedures specified in Subparagraphs 9.3, 9.5, 9.7 and 9.9 of this Agreement shall be applicable to all bills rendered pursuant to this Paragraph 14.

15.            KEEPING AND INSPECTION OF BOOKS

15.1 For the items specified in the Supply Contract, the Procurement Group shall ensure that the Supply Contract requires the Supplier to keep and maintain such books, records, vouchers and accounts of all such costs with respect to the engineering, provision and installation of facilities in Segment S of MAYA-1 for a period of five (5) years from the date of Provisional Acceptance, as provided in the Supply Contract.

15.2 The Procurement Group shall ensure that the Supply Contract requires the Supplier to obtain from its contractors and subcontractors such supporting records as are specified in Subparagraph 15.1 of this Agreement and to maintain such records for a period of five (5) years from the date of Provisional Acceptance, as provided in the Supply Contract.

15.3 The Procurement Group shall ensure that the Supply Contract shall afford the representatives designated by the General Committee the right to review the books,

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


               records, vouchers and accounts required to be kept, maintained and obtained pursuant to Subparagraphs 15.1 and 15.2 of this Agreement.

15.4 The Terminal Parties and any other Party having incurred costs for implementation of MAYA-1 as authorized by the General Committee shall each keep and maintain such books, records, vouchers and accounts of all Segment S costs as defined in Paragraph 8 of this Agreement and Segments T1 to T8 costs, which they incur and are not included in the Supply Contract for a period of five (5) years from the System RFPA Date or the date the work is completed, whichever is later.

15.5 The CBP shall keep and maintain such books, records, vouchers and accounts with respect to its billing of costs incurred by the Terminal Parties and any other Party having incurred costs for implementation of MAYA-1 as authorized by the General Committee and costs billable under the Supply Contract for a period of five
               (5) years from the System RFPA Date or the date on which the work is completed, whichever is later.

15.6 With respect to operation and maintenance costs of Segments S and T1 to T8, such books, records, vouchers and accounts of costs as are relevant shall be kept and maintained by the Maintenance Authorities for a period of five (5) years from the date on which the corresponding bills were rendered to the Parties.

15.7 Any Party keeping and maintaining books, records, vouchers and accounts of costs pursuant to Subparagraphs 15.4, 15.5 and 15.6 of this Agreement shall afford the Parties the right to review at their own expense said books, records, vouchers and accounts of costs in accordance with the audit procedures established by the F&A Subcommittee.

16.            USE OF SEGMENTS T1 TO T8

16.1           IRU

16.1.1 AT&T, the owner of Segment T1, as specified in Paragraph 4 of this Agreement hereby grants to the Parties hereto respectively, in accordance with the terms and conditions for the assignment and use of capacity specified in Paragraph 10, an Indefeasible Right of Use (hereinafter called "IRU") interest in Segment T1 including any additions thereto, for the purpose of using MAYA-1 and carrying on the related activities at that location in accordance with this Agreement as provided in this Paragraph 16. Such IRU interest shall commence on the RFPA Date, or the day a Party first places into operation, whichever occurs first, any of its assigned capacity in a particular cable station. Such IRU interest shall continue for the duration of this Agreement.

16.1.2 For the IRU interest in Segment T1, the Parties hereto shall pay that portion of the capital costs, operating, supervision and maintenance costs of such cable station, including additions hereto, allocable to MAYA-1 in the proportions specified in Schedules C and E. Where the use of the cable station or certain equipment situated therein, such as power supplies or testing and maintenance equipment, is shared by agreement of the Parties, by the MAYA-1 and other telecommunications systems terminating at the cable station, the capital, maintenance and operating costs of such cable station, including the relevant equipment (not solely attributable to a particular cable system or systems), will be allocated among the cable systems involved in the proportion in which each uses the shared

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


               equipment or facilities. For such purposes, use of a shared cable station or of shared cable station equipment therein attributable to a particular system shall be determined on the basis of the ratio of:

               (i) The installed cost of the cable station equipment (excluding shared equipment) associated with the particular Cable System to

               (ii) The installed cost of the cable station equipment (excluding shared equipment) associated with all systems, including MAYA-1 which makes use of the shared facility.

16.1.3 In determining the capital costs of the Segment T1 IRU, AT&T shall take into account the costs reasonably incurred for the provision and construction of the cable station, or for causing itto be provided and constructed, and installing or causing to be installed, cable station equipment, in accordance with the accounting practices of AT&T, provided such practices are in accordance with generally accepted accounting principles of the United States. This includes all such expenditures reasonably incurred and includes but is not limited to, the purchase costs of land, building costs, access road, cable rights of way, amounts incurred for development, engineering, design, materials, manufacturing, procurement and inspection, installation, removing (with appropriate reduction for salvage), testing associated with installation, customs duties, taxes (except income tax imposed upon the net income of AT&T, but including income taxes paid by AT&T related to the import of services), appropriate financial charges limited to sixty (60) days at the rate specified in Subparagraph 9.3, supervision and insurance or a reasonable allowance in lieu thereof, or losses against which insurance was not provided, or for which an allowance in lieu thereof was not provided.

16.1.4 For the use of Segment T1 the relevant Parties shall pay, as per Schedules C and E, to AT&T their share of capital cost, operation and maintenance costs as provided in Subparagraphs 16.3.1 and 16.3.2.

16.1.5 In the event of sale or other disposition of Segment T1 or any part thereof, upon the termination of MAYA-1 or the corresponding part thereof to ensure salvage rights, AT&T shall share with the other Parties hereto any net proceeds, or costs, of such sale or disposition received, or expenses in the proportion in which the Parties' interests in the subject sale or disposition are specified in Schedules C and E at the time of the sale or disposition.

16.1.6 In the event that AT&T elects, upon termination of the Agreement, to retain the ownership of all or part of Segment T1, AT&T shall pay each of the other Parties hereto the capital cost incurred by those Parties plus financial charges and less amortization for the elapsed time, of such Segment in the proportions in which the Parties' interests are specified in Schedules C and E at the time this Agreement is terminated.

16.2           RIGHT TO USE

16.2.1 The owners of Segments T2, T3,T4, T5, T6, T7 and T8 as specified in Paragraph 4 of this Agreement hereby grant to the Parties hereto respectively, in accordance with the terms and conditions for the assignment and use of capacity specified in Paragraph 10, the right to use (hereinafter called "Right to Use") such Segments including any addition thereto, for the purpose of using MAYA-1 and carrying on the related activities at those locations in accordance with this Agreement as provided in this Paragraph 16, provided however, that TOCI shall hold the Right to Use interest on behalf of AT&T. Such Right to Use interest shall commence on the RFPA Date, or the day a Party first places into operation, whichever occurs first, any of its assigned capacity in a particular cable station. Such Right to Use interest shall continue for the duration of this Agreement.

16.2.2 For the use of Segments T2, T3, T4, T5, T6, T7 and T8 , in accordance with the terms and conditions for the assignment and use of capacity specified in Paragraph 10, the relevant Parties shall pay, as per Subparagraphs 16.3.1 and 16.3.2, to the owners of the respective Segments T, a lump sum to cover an appropriate share of the capital costs reasonably incurred, together with a quarterly charge to cover an appropriate share of the costs of maintenance, supervision and operation of that Segment.

16.2.3 In determining the lump sum amount of the cable stations Right to Use, the Terminal Parties shall take into account the costs reasonably incurred for the provision and construction of each of the cable stations, or causing them to be provided and constructed, and installing or causing to be installed cable station equipment, in accordance with the accounting practices of each Terminal Party, provided such practices are in accordance with generally accepted accounting principles of the country of such Terminal Party. This includes all such expenditures reasonably incurred and includes but is not limited to, the purchase costs of land, building costs, access road, cable rights of way, amounts incurred for development, engineering, design, materials, manufacturing, procurement and inspection, installation, removing (with appropriate reduction for salvage), testing associated with installation, customs duties, taxes (except income tax imposed upon the net income of a Terminal Party, but including income taxes paid by a Terminal Party related to the import of services), appropriate financial charges limited to sixty (60) days at the rate specified in Subparagraph 9.3, supervision and insurance or a reasonable allowance in lieu thereof, or losses against which insurance was not provided, or for which an allowance in lieu thereof was not provided.

16.2.4 Nothing contained in Paragraph 16.2 shall be deemed to vest in any Party, other than the owner of the relevant Segment, any salvage rights in Segments T2, T3, T4, T5, T6, T7 and T8 or in the respective cable station or in any cable station substituted therefore.

16.3           IRU and RIGHT TO USE

16.3.1 The portion of capital costs and operation and maintenance costs of Segments T1 to T8 as defined in Subparagraph 2.2.2.(i) and other services and equipment included in Subparagraph 2.2.2.(iii) at the System Interface level or higher levels shall be shared by the Parties in the proportions specified in Schedule C for Ring-MIUs.

16.3.2 The portion of capital costs and operation and maintenance costs, of multiplex equipment specified in Subparagraph 2.2.2.(ii) including any associated use of the cable station, and other services and equipment included in Subparagraph 2.2.2.(iii) at lower levels than the System Interface level shall be shared by the Parties in the proportions specified in Schedule E.

16.3.3 A Party having requested capacity below the System Interface level and to whom such capacity has been allocated as per Schedule F in one of the cable stations, and having requested a reduction of such allocated capacity, will continue to pay for the multiplex equipment related to the previously allocated capacity or a part thereof until that capacity or a part thereof has been reallocated to another Party(ies) in such cable station, according to appropriate procedures developed by the AR&R Subcommittee in conjunction with the NA and approved by the General Committee. Schedules E and F shall be updated accordingly by the NA, and the CBP shall execute such financial adjustments in accordance with Subparagraphs 9.3 and 9.6.

16.3.4 The PG in conjunction with Terminal Parties shall prepare and present a revised budget of the cable stations' capital cost for General Committee approval.

16.3.5 In determining the operation and maintenance cost of the cable stations IRU or Right to Use, the Terminal Parties shall take into account the costs reasonably incurred in operating and maintaining the facilities involved, including, but not limited to, the cost of attendance, testing, adjustments, repairs and replacements, customs duties, taxes (except income tax as imposed upon the net income of a Party, but including income taxes paid by a Party related to the import of services) paid in respect of such facilities, billing activities, administrative costs, appropriate financial charges limited to sixty (60) days at the rate specified in Subparagraph 9.3 and costs and expenses reasonably incurred on account of claims made by or against other persons in respect of such facilities or any part thereof, and damages or compensation payable by the cable station owner on account of such claims, costs, expenses, damages, or compensation payable to or by the cable station owner on account of claims made against other persons.

16.3.6 The O&M Subcommittee shall present an O&M budget of each cable station for General Committee approval, in accordance with Subparagraph 13.3.

16.3.7 If any cable station is not available for the landing and termination of MAYA-1 the General Committee will take all necessary measures to ensure that another suitable cable station will be available, or any other appropriate action, for the operation of MAYA-1 on fair and equitable terms for the duration of this Agreement.

17.            CURRENCY OF PAYMENT

17.1 All bills rendered by the Parties under this Agreement shall be in US dollars and shall be payable in US dollars.

17.2 All bills rendered by the CBP shall be in US dollars and shall be payable in US dollars

17.3 The General Committee may vary the procedures of this Paragraph 17 at its discretion.

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


18.            DEFAULT OF PAYMENT

               CAPITAL AND OPERATION AND MAINTENANCE COSTS

18.1 If any Party fails to make any payment for capital costs required by this Agreement on the date when it is due, the CBP shall notify such Party immediately in writing. If such default by a Party continues for a period of at least two months after the date when payment is due:

               (i) the CBP will notify the General Committee of the status of the matter; and

               (ii) unless otherwise notified within forty-five (45) days by the General Committee, the CBP will at its discretion send bills to the remaining Parties for an appropriate share, in accordance with Schedule B, of the payments for which there is a default together with the appropriate financial charges incurred by the defaulting Party and calculated in accordance with Subparagraph 9.3 of this Agreement. Payments shall be made in accordance with the procedures specified in Paragraph 9 of this Agreement.

               (iii) the NA will not activate additional capacity owned by such defaulting party for the period during which the default continues.

18.2 When notified by the CBP in accordance with Subparagraph 18.1 of this Agreement that a Party is in default of payment, the General Committee shall consider any extenuating circumstances not within the specific control of such Party and will decide on further actions to protect the interest of the other Parties including the forfeiture of any or all capacity in MAYA-1 allocated to the defaulting Party.

18.3 If a Party fails to make any payment for operation and maintenance costs required by this Agreement on the date when it is due, the Maintenance Authority or the CBP as appropriate, shall notify such Party immediately in writing. If such default by a Party continues for a period of at least sixty (60) days after payment for operation and maintenance costs is due, the Maintenance Authority or the CBP as appropriate, shall:

               (i)   notify the General Committee of the status of the matter;
                     and

               (ii) send bills to the remaining Parties for an appropriate share, based on Schedule F or C as appropriate, of the payments for which there is a default together with the appropriate financial charges incurred by the Party and calculated in accordance with Subparagraph 9.3 of this Agreement. Payments shall be made in accordance with the procedures specified in Paragraph 9 of this Agreement; in addition

               (iii) the NA will not activate additional capacity owned by such defaulting party for the period during which the default continues

18.4 When notified by the Maintenance Authority, the Terminal Party or the CBP, as appropriate, in accordance with Subparagraph 18.3 of this Agreement that a Party is in default of payment, the General Committee shall consider any extenuating circumstances not within the specific control of such Party and will decide on further actions to protect the interest of the other Parties including the forfeiture of any or all capacity in MAYA-1 allocated to the defaulting Party.

18.5 If the General Committee reclaims any capacity in Segment S of MAYA-1 allocated to such defaulting Party pursuant to this Agreement, the General Committee shall:

               (i) redistribute the reclaimed capacity to the remaining Parties as determined by the General Committee; and,

               (ii)  ensure the NA updates all appropriate Schedules; and

               (iii) ensure that such Schedule updates which are processed by the CBP to reflect the capital costs and/or operation and maintenance costs associated with the corresponding reassignments of capacity, will be correctly applied to those Party(ies) to whom the capacity was distributed.

18.6 The remaining Parties shall not be obliged to make any payments to the defaulting Party for the reclaimed capacity. If the amount owed by the defaulting Party pursuant to this Agreement shall exceed the amount payable, such defaulting Party shall remain liable for such excess. Except for such excess amount owed for obligations incurred prior to termination, the rights or obligations under this Agreement of a defaulting Party shall terminate as of the time the General Committee reclaims all of the capacity previously assigned to the defaulting Party. The relevant Schedules of this Agreement shall be appropriately modified to reflect the default of a Party and the reassignment of capacity to the Parties. In the event that such defaulting Party requests readmission to the cable system, the General Committee will consider such readmission and will specify the terms and conditions of the readmission. In any event, these terms and conditions will require the payment in full of any outstanding payments by the defaulting Party and in addition, any and all financial charges related to any financial adjustment required to implement such readmission.

19.            SETTLEMENT OF THIRD PARTY CLAIMS BY THE PARTIES

19.1 If any Party is obliged by a final judgment of a competent tribunal or under a settlement approved by the General Committee, to discharge any claim brought by a third party not Party to this Agreement, including all costs and expenses associated therewith, resulting from the implementation of this Agreement, the Party which has discharged the claim shall be entitled to receive from the other Parties reimbursement in the proportions as set out in Schedule B.

19.2 If any claim is brought against a Party by a third party it shall, as a condition of reimbursement under Subparagraph 19.1, give written notice thereof to the General Committee as soon as practicable and shall not admit liability nor settle, adjust or compromise the claim without the approval of the General Committee.

19.3 Before any Party brings a claim against any third party in respect of loss or damage to any part of MAYA-1, it shall first consult with the General Committee and shall not settle, adjust or compromise such a claim without the approval of the General Committee. If not all Parties have suffered from such a loss or damage, then no Party shall settle, adjust or compromise such claim without the approval of the Parties that have joined such a claim against such third party, provided the General Committee has been informed of such a claim.

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20.            DURATION OF AGREEMENT AND REALIZATION OF ASSETS

20.1 This Agreement shall become effective on the Effective Date and shall continue in operation for a period of twenty-five (25) years (hereinafter called "Initial Period") after the System RFCS Date and shall be terminable thereafter by agreement of the Parties. However, any Party may terminate its participation in this Agreement at the end of the Initial Period or at any time thereafter by giving at least one year's prior notice, in writing, to the other Parties. The capacity relinquished by the terminating Party may be distributed among the remaining Parties in proportion to their interests assigned immediately preceding the effective date of termination or as the General Committee may decide. The capital, operation and maintenance interest related to that capacity will be allocated accordingly, except for the continuing rights and obligations of the terminating Party as specified in Subparagraphs 20.4, 20.5 and 20.6 of this Agreement. Upon such effective date of termination of participation of a Party, the Schedules of this Agreement shall be appropriately modified. No credit for capital costs will be made to a Party that terminates its participation in accordance with this Subparagraph 20.1. Termination of this Agreement or termination of the participation of any Party herein shall not terminate Subparagraphs 20.4, 20.5 and 20.6 of this Agreement or prejudice the operation or effect thereof or affect or diminish any other right or obligation of any Party hereto accrued or incurred prior to such termination.

20.2 This Agreement may be terminated at any time during the Initial Period with the agreement in writing of all the Parties. If unanimous agreement cannot be reached between all the Parties for the retirement of MAYA-1 during its intended lifetime, this matter will be referred to the General Committee for resolution in accordance with Subparagraph 6.4 but in this case requiring a eighty percent (80%) majority of the total voting interests as specified in Schedule B.

20.3 If a Terminal Party terminates its participation in this Agreement pursuant to Subparagraph 20.1 of this Agreement, after the Initial Period, the remaining Parties and said Terminal Party will negotiate a reasonable agreement in order to ensure the continuous operation of that cable station after the Initial Period.

20.4 The interests of a Party in Segment S of MAYA-1 which come to an end by reason of the termination of its participation in this Agreement, or of the termination of this Agreement, shall be deemed to continue for as long as is necessary for effectuating the purposes of Subparagraphs 20.5 and 20.6 of this Agreement. Segment S shall accordingly thereafter be held as respect such interests upon the appropriate trusts by the Parties who are the Owners thereof. Should the doctrine of trusts not be recognised under the laws of the Country where the property to which such interests relate is located, then the Party or Parties who are the Owners thereof shall nevertheless be expressly bound to comply with the provisions of Subparagraphs 20.5 and 20.6 of this Agreement.

20.5 Upon termination of this Agreement, the Parties shall use all reasonable efforts to liquidate Segment S of MAYA-1 within a reasonable time by sale or other disposition amongst the Parties or any of them or by sale to other entities or persons, but no sale or disposition shall be effected except by agreement between or among the Parties who have interests in the subject thereof at the time this Agreement is terminated. In the event agreement cannot be reached, the decision will be carried on the basis of the procedure stated in Subparagraph 6.4 of this Agreement. The net proceeds, or costs, of every sale or other disposition shall be divided between or among the Parties who have or were deemed to have interests in the subject thereof, at the time this Agreement is terminated, in the proportions in which such Parties' ownership interests are specified in Schedule B prior to the first time any Party terminates its participation in this Agreement or at the time this Agreement is terminated pursuant to Subparagraph 20.1, whichever shall first occur. The Parties shall execute such documents and take such action as may be necessary to effectuate any sale or other disposition made pursuant to this Paragraph 20.

20.6 A Party's termination of its participation in this Agreement or the termination of this Agreement, pursuant to Subparagraph 20.1 of this Agreement, or a Party's default, shall not relieve that Party or the remaining Parties from any liabilities, costs, damages or obligations which may arise in connection with claims made by third parties with respect to MAYA-1, the facilities which comprise MAYA-1, or any part thereof, or which may arise in relation to MAYA-1 due to any law, order or regulation made by any government or international legal authority pursuant to any international convention, treaty or agreement. Any such liabilities, costs, damages or obligations shall be divided among the Parties in the proportions in which such Parties' ownership interests are specified in Schedule B prior to the first time any Party terminates its participation in this Agreement or this Agreement is terminated, pursuant to Subparagraph 20.1 of this Agreement, whichever shall first occur.

21.            RELATIONSHIP AND LIABILITY OF THE PARTIES

21.1 The relationship between or among the Parties shall not be that of partners and nothing therein contained shall be deemed to constitute a partnership between or among them, or to merge their assets or other liabilities or undertakings. The common enterprises among the Parties shall be limited to the express provisions of this Agreement. The liability of the Parties shall be several and not joint or collective, except as otherwise provided in this Agreement.

21.2 Each Party agrees to indemnify each of the other Parties in respect of all costs, expenses, damages and demands arising out of, or in connection with, any claim against, or liability of, the latter as an owner of MAYA-1 where such claim is made by, or the liability is to, any third party not being a Party hereto and arises out of or in connection with MAYA-1. Subject to there being no conflict of interest, each Party so indemnifying shall have the right, at its sole cost and expense, to observe but not directly participate in any discussions, meetings or conferences held prior to or during any settlement or legal proceedings resulting from any such claim or liability.

21.3 No Party shall be liable to any other Party in contract, tort, (including negligence or breach of statutory duty) or otherwise for loss (whether direct or indirect) of profits, property, traffic, business or anticipated savings, or for any indirect or consequential loss or damage in connection with the operation of this Agreement howsoever caused. Such causes shall include (but not be limited to):

               i)    any delay in the provision of MAYA-1;

               ii)   any damage to, breakdown in or failure of MAYA-1;

               iii)  any interruption of service,

               whatever may be the reason for such loss, damage or delay and for however long it shall continue.

22.            OBTAINING OF LICENSES

22.1 The performance of this Agreement by the Parties is contingent upon the obtaining and continuance of such governmental approvals, consents, authorisations, licenses and permits as may be required or be deemed necessary by the Party requesting the approval, consents, authorisations, licenses and as may be satisfactory to that requesting Party. The Parties shall use all reasonable efforts to obtain and to have continued in effect such approvals, consents, authorisations, licenses and permits.

22.2 The requesting Party will, in their respective Country, use all reasonable efforts to obtain and have continued in effect all governmental approvals, consents, authorisations, licenses, and permits for the construction and operation of MAYA-1 in the respective Countries.

22.3 In the event that any Party fails, or is likely to fail, to obtain such necessary approvals, consents, authorisations, licences or permits, that Party shall give immediate notice to the General Committee for it to take appropriate action pursuant to this Agreement.

23.            PRIVILEGES FOR DOCUMENTS OR COMMUNICATIONS

               Each Party hereto specifically reserves, and is granted by each of the other Parties, in any action, arbitration or other proceeding between or among the Parties or any of them in a Country other than that Party's own Country, the right of privilege, in accordance with the laws of that Party's own Country, with respect to any documents or communications which are material and pertinent to the subject matter of the action, arbitration or proceeding as respects which privilege could be claimed or asserted by that Party in accordance with those laws, and such privilege, whatever may be its nature and whenever it be claimed or asserted, shall be allowed to that Party as it would be allowed if the action, arbitration or other proceeding had been brought in a court of, or before an arbitrator in, the Party's own Country.

24             CONFIDENTIALITY

24.1 All data and information that is acquired or received by any Party in connection with MAYA-1 in anticipation of or under this Agreement shall be held confidential and shall not be divulged in any way to any third party, without the prior approval of the Party providing the data and information and the General Committee.

24.2 Notwithstanding Subparagraph 24.1, any Party may, without such approval, disclose such data and information to:

               (i) the extent required by any applicable Laws, or the requirements of any recognised stock exchange in compliance with its rules and regulations, or, in the case of a Party wholly owned by a sovereign government, by the rules of governance of the Party; or

               (ii) any government agency or regulatory body lawfully requesting such information; or

               (iii) any Court of competent jurisdiction acting in pursuance of its powers; or

               (iv)  external auditors and advisors;

               provided that the disclosing Party uses all reasonable means to make such disclosure under a non-disclosure or confidential agreement acceptable to the General Committee and the owner of the data or information, except for Subparagraph 24.2 (iv) where the non-disclosure or confidential agreement is mandatory.

24.3 Subject to Subparagraph 24.1 any Party may disclose such data and information to such persons as may be necessary in connection with the conduct of the operations of MAYA-1 upon obtaining a similar undertaking of confidentiality from such persons to whom such data and information may be disclosed.

24.4 Each Party shall remain bound by the provisions of this Paragraph 24 during the period of this Agreement and for the period of five years following termination of this Agreement.

24.5           This Paragraph 24 shall not apply to data or information that:

               (i) was previously known to the receiving Party free of any obligation to keep it confidential; or

               (ii) has come into the public domain other that by a breach of confidentiality by the receiving Party; or

               (iii) Is received from a third Party without similar restriction and without breach of this agreement; or

               (iv)  is independently developed

25.            ASSIGNMENT OF RIGHTS AND OBLIGATIONS

               Except in respect of the sale, lease or other disposition of capacity as permitted by Paragraphs 10 and 18 of this Agreement, during the continuance of this Agreement no Party shall without the consent of the other Parties sell, assign, transfer or dispose of its rights or obligations under this Agreement or of any interest in MAYA-1 except to a successor or Subsidiary of such Party or corporation controlling, or under the same control as such Party, in which case written notice shall be given in a timely manner by the Party making said sale, assignment, transfer or disposition. Such consent shall not be unreasonably withheld.

26.            SEVERABILITY

               If any of the provisions of the Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the Parties shall be construed and enforced accordingly.

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27.            WAIVER

               Silence, lateness to invoke or the waiver by any Party of a breach of, or a default under, any of the provisions of this Agreement, or the failure of any Party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall not thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provision, right, or privilege hereunder.

28.            FORCE MAJEURE

               If any Party cannot fulfill its obligations in this Agreement due to an event beyond its reasonable control, including, but not limited to flood, exceptionally severe weather conditions, earthquake, explosion, civil disorder, war or military operations, national or local emergency, anything done by government or other competent authority, it shall not be liable to the other Parties for such delay in performing or failure to perform and shall give notice to the other Parties as soon as reasonably practical after the event has occurred.

29.            COMMUNICATIONS

               Any notice under this agreement shall be delivered by hand, first class mail with postage prepaid, facsimile, or electronic mail and shall be deemed to have been given:

(i) when delivered if delivered by hand, facsimile, or electronic mail (with receipt acknowledged by the recipient) or at the expiration of ten (10) days (or thirty (30) days, if a notice of termination of this Agreement ) from the date of dispatch if delivered by mail.

30.            PARAGRAPH HEADINGS

               The headings of the Paragraphs do not form part of this Agreement and shall not have any effect on the interpretation thereof.

31.            EXECUTION OF AGREEMENT AND AMENDMENTS

31.1 This Agreement and any amendment or addition thereof shall be executed in two (2) identical counterparts being one (1) counterpart in English and one (1) counterpart in Spanish. Each such counterpart when so executed and delivered shall be an original and shall together, as well as separately, constitute one and the same instrument. If any differences in interpretation should arise between the English and Spanish counterparts, the English version shall be decisive. Cable & Wireless (CI) Ltd. shall be the custodian of the English counterpart and ICE shall be the custodian of the Spanish counterpart and they shall accord access to such Agreement and any relevant amendment or addition. The Parties to this Agreement shall be provided a certified photocopy of any counterpart and any revised Schedules. A certified copy of any counterpart of the Agreement and any amendment or addition shall be provided to a Party upon request and at the requesting Party's expense.

31.2 Except for revisions to the relevant Schedules, in accordance with Paragraphs 10, 12, 16 and 18 of this Agreement, the provisions of this Agreement may be amended or supplemented only by unanimous consent of all the Parties to this Agreement through an Amendatory Agreement. Such an Amendatory Agreement shall be signed by a duly authorized representative of each and every Party or by certain Parties on behalf of all the Parties, as decided by the General Committee.

31.3 For revision to the relevant Schedules, in accordance with Paragraphs 10, 12, 16 and 18 of this Agreement, the agreement in writing of the Parties having their ownership percentages increased or their capacity assignment changed will be required to formalize the revised Schedules, which will be considered as part of this Agreement, in substitution for the preceding version of those Schedules.

31.4 The General Committee Coordinator shall cancel from this Agreement any Party that has not executed such Agreement on or before the 30th day of November, 1998. The NA shall remove such Parties from the Schedules accordingly and redistribute their capacity as directed by the General Committee.

31.5 Admission of Telecommunications Entities as additional parties to this Agreement shall be contingent upon an appropriate request to be addressed to the General Committee Coordinator no later than November 30th 1998; and,

               (i) payment will be made by such Telecommunications Entity of its proportionate share in accordance with Schedule C amended in consequence of the admission of the Telecommunications Entity, of costs or capital costs already incurred under this Agreement, including any and all financial charges; and,

               (ii) such Telecommunications Entity accepting the terms and conditions, including those limits contained in the Schedules of this Agreement and the decisions already taken by the Parties in relation to MAYA-1; and,

               (iii) the approval of the General Committee, which approval shall not be unreasonably withheld.

31.6 All Parties to this Agreement will have the same rights and obligations regardless of the date of their signing this Agreement, except as otherwise stated herein.

31.7 Telecommunications Entities shall be admitted to this Agreement by a Supplementary Agreement executed no later than the next General Committee Meeting following November 30, 1998 by the Telecommunications Entity requesting admission, and the Terminal Parties on behalf of all the Parties with the appropriate Schedules revised according to Subparagraph 31.3.

32.            LAW AND JURISDICTION

32.1 If any dispute should arise under this Agreement between or among the Parties they shall make every reasonable effort to resolve such dispute. However, in the event that they are unable to resolve such dispute the matter shall be referred to the General Committee. The General Committee shall thereafter attempt to mediate the dispute. In the event the dispute is not resolved via such mediation, any Party may refer the dispute to arbitration in Geneva, Switzerland in accordance with the arbitration rules of the International Chamber of Commerce. This procedure shall be the sole and exclusive remedy for any dispute which may arise under this Agreement between or among the Parties. This agreement to arbitrate is specifically enforceable. The performance of this Agreement by the Parties shall continue during the resolution of any dispute.

32.2 This Agreement shall be governed by and construed in accordance with the laws of the State of New York excluding its choice of law principles

33.            SUCCESSORS BOUND

               This Agreement shall be binding on the Parties, their successors and permitted assigns.

34.            ENTIRE AGREEMENT

               This Agreement supersedes all prior written or verbal understandings between the Parties and constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. This Agreement includes the following documents which are attached hereto and incorporated herein by reference:

                     Annex 1 Terms Of Reference For Subcommittees, Procurement Group, Central Billing Party and Network Administrator

                     Exhibit 1     MAYA-1 cable System Physical Configuration

                     Schedule A    parties to the Agreement

                     Schedule B    Ownership of Segment S and Voting Interests.

                     Schedule C    Allocation of Capital, Operation and
                                   Maintenance Costs of Segments S

                                   Allocation of Capital, Operation and
                                   Maintenance Costs of Segments T1 to T8 at the System Interface Level and Higher

                     Schedule D    Ring MIU's assigned to the Parties

                     Schedule E    Allocation of Capital and Operation and
                                   Maintenance Costs of Segments T1 to T8 for levels below System Interface.

                     Schedule F    Quantities of 2.0 Mbit/s ports assigned to
                                   the Parties for levels below System
                                   Interface.

                                    ADDENDUM

               Telecom Colombia is waiting for final budgetary approval from the Central Government to participate in the Maya-1 Project. The present Agreement is being signed under the condition that such approval is obtained no later than November 30, 1998. If for any reason the Government of Colombia does not authorize the Telecom Colombia's budget, they will be allowed to withdraw without any responsibility.

35.            TESTIMONIUM

               IN WITNESS WHEREOF the Parties have severally subscribed these presents or caused them to be subscribed in their names and on their behalf by their respective officers thereunto duly authorized.

ALESTRA

BY:______________________________

AT&T CORP.

BY:______________________________

BSI

BY:______________________________

C&W

BY:______________________________

C&W (CI) LTD.

BY:______________________________

C&W PANAMA S.A.

BY:______________________________

CANTV

BY:______________________________

CODETEL

BY:______________________________

CTE ANTEL

BY:______________________________

CTC Mundo

By:_______________________________

EMBRATEL

BY:______________________________

ENITEL

BY:______________________________

ENTEL CHILE

BY:______________________________

ETB

BY:______________________________

FRANCE TELECOM

BY:______________________________

GLOBAL ONE (Colombia)

BY:______________________________

GLOBAL ONE (El Salvador)

BY:______________________________

GLOBAL ONE (Guatemala)

BY:______________________________

HONDUTEL

BY:______________________________

ICE

BY:______________________________

IDT

BY:______________________________

ICX

By:______________________________

LC COMM

BY:______________________________

MCIWCOM

BY:______________________________

ORBITEL

BY:______________________________

PROTEL

BY:______________________________

RSL COMMUNICATIONS

BY:______________________________

RADIOGRAFICA COSTARRICENSE

BY:______________________________

SPRINT

BY:______________________________

STAR TELECOM

BY:______________________________

SWISSCOM

BY:______________________________

TELECOM

BY:______________________________

TELECOM ITALIA

BY:______________________________

TELEFONICA

BY:______________________________

TELEFONICA DEL PERU

BY:______________________________

TELEGLOBE

BY:______________________________

TELERED

BY:______________________________

TELGUA

BY:______________________________

TELINTAR (UOS)

BY:______________________________

TELMEX

BY:______________________________

TRESCOM

BY:______________________________

TRICOM

BY:______________________________

TOCI

BY:______________________________

WORLDxCHANGE

BY:______________________________

                              MAYA-1 CABLE SYSTEM

                     CONSTRUCTION AND MAINTENANCE AGREEMENT

                                    ANNEX 1

                               TERMS OF REFERENCE

1-      PROCUREMENT GROUP

1.1 The responsibilities of the Procurement Group (hereinafter called the PG) shall include the following:

1.1.1 Pursue the activities previously undertaken by the Interim Procurement Group under the Memorandum of Understanding of MAYA-1, including;

        (a) the development of specifications for a cost effective submarine cable system that will satisfy the capacity and the technical requirements of the Parties to this Agreement;

        (b) the preparation of technical specifications, contract terms and conditions, procedures, and documentation for the solicitation and evaluation of proposals from prospective Suppliers;

        (c) the recommendation of the Supplier(s) following the analysis, comparison, and evaluation of Suppliers' proposals.

1.1.2 Negotiate and prepare the Supply Contract(s) with the Suppliers pursuant to Paragraph 7 of this Agreement.

1.1.3 Execute the Supply Contract(s) with the Suppliers on behalf of the Parties pursuant to paragraph 7.1 of the Agreement.

1.1.4 Designate Representatives to examine, test and inspect equipment, material, supplies and installation activities.

1.1.5 Co-ordinate and monitor development and construction of Segment S of MAYA-1. Oversee the provision of Segments T1-T8. Review work reports for all Segments.

1.1.6 Be responsible for the interpretation of all provisions of the Supply Contract(s). The General Committee shall be responsible for the interpretation of the provisions concerning damages, warranty and extensions of time.

1.1.7 Review the Supply Contract(s) expenditures to date against budget and provide forecasts to completion.

1.1.8 Review and negotiate variations, amendments and proposed project changes to the Supply Contract(s). Approve such variations, amendments and changes provided that the overall cumulative value of the changes to the Supply Contract(s) does not increase the value of that Supply Contract(s) by more than three percent (3%) of its initial value. Changes exceeding this cumulative value will be referred to the General Committee for approval. All project changes shall be reported to the General Committee.

1.1.9 Develop the specifications for upgrading MAYA-1, if so required by the General Committee

1.1.10 Report on the PG activities quarterly unless otherwise requested by the General Committee.

1.1.11 Provide to the F&A Subcommittee and the General Committee, as appropriate, timely information regarding the costs of the project and the cost and description of any project changes. Develop procedures in consultation with the F&A Subcommittee to allocate capital costs to the appropriate MAYA-1 Segments.

1.1.12 Oversee MAYA-1 integration and operating compatibility of Segment S and handle all contractual matters pertaining to such integration.

1.1.13 Co-ordinate and develop testing procedures and analyze results related to acceptance tests and warranty provisions to evaluate compliance with technical specifications.

1.1.14 Make recommendations to the General Committee regarding the issuance of the certificates of acceptance for Segment S. After authorization by General Committee, issue appropriate certificates of acceptance, under the Supply Contract(s).

1.1.15 Approve invoices rendered by the Supplier, in accordance with the terms of the Supply Contract(s), and by the Terminal Parties, in accordance with the budget approved by the General Committee.

1.1.16 Purchase necessary maintenance equipment and spares on the recommendation of O&M Subcommittee.

1.1.17 Maintain books, records, vouchers and accounts of all costs that are incurred under the Supply Contract(s).

1.1.18 Ensure the compatibility of the provisions of the Supply Contract(s) with the terms and the conditions of this Agreement.

1.2 The PG shall perform the above responsibilities in liaison with the MAYA-1 Subcommittees, the NA, the CBP and other working groups as appropriate.

1.3 The PG shall carry out any other responsibilities as the General Committee may direct.

1.4     Cable & Wireless (CI) Ltd. shall provide the Chairman of the PG.

2- CAPACITY ASSIGNMENT, ROUTING AND RESTORATION SUBCOMMITTEE ("AR&R SUBCOMMITTEE ")

2.1     The responsibilities of this Subcommittee shall include the following:

2.1.1 Develop and recommend a routing plan within MAYA-1 for assignments between System Interface locations for approval by the General Committee.

2.1.2 Develop procedures for opening a Ring, the assignment and reassignment of Ring-MIUs, the portability of and changes to the connection between Ring-MIUs.

2.1.3 Provide initial data for Schedules E and F and develop procedures to maintain these Schedules.

2.1.4 Develop procedures for the use of in-system Protection Capacity for any use other than in-system restoration.

2.1.5 Monitor through the review of data and information provided by the Terminal Parties, the availability of inland extensions and transit facilities necessary to meet service and restoration requirements and report on a quarterly basis or as otherwise requested by the General Committee, regarding the status of available facilities.

2.1.6 Recommend the digital inter-working arrangements including but not limited to multiplexing, digital circuit multiplication system, conversion equipment, digital cross connect equipment, synchronization plans, performance monitoring equipment, test procedures and alarms.

2.1.7 Study and recommend performance criteria for equipment and systems referred to in (2.1.5) above.

2.1.8 Monitor the development and timely provision of compatible interface equipment arrangements, below the System Interface level, referred to in (2.1.5) above.

2.1.9 Arrange the operating assignments of Ring-MIUs, within MAYA-1 and oversee the establishment of a central record for the allocation and use of these Ring-MIUs, to be managed by the NA.

2.1.10. Monitor and record those activities associated with the implementation of the portability concept and take appropriate action including but not limited to changes to the multiplex plan and the associated equipment requirements in coordination with the NA, F&A Subcommittee and the CBP.

2.1.11 Develop and plan, with General Committee approval, for the provision of spare equipment to permit the expeditious implementation of changes resulting from portability assignment and/or activation.

2.1.12 Determine pre-service test points, types of tests, test parameters, test duration, and test limits on digital facilities operating on MAYA-1.

2.1.13 Plan and schedule the pre-service tests on the digital facilities carried by MAYA-1 including tests on the cable sections and end to end tests for those primary rate blocks that will carry initial service.

2.1.14 Co-ordinate activities during the pre-service testing program, including the exchange of necessary technical, contact and coordination information among the MAYA-1 applicable Parties prior the start of the testing program.

2.1.15 Develop and recommend to the General Committee technical and commercial principles to be followed in the restoration of MAYA-1 capacity.

2.1.16 Develop and recommend to the General Committee the MAYA-1 restoration plan(s).

2.1.17 Monitor the deployment of other international digital transmission systems in the area and recommend technical principles to be followed in using MAYA-1 as a restoration medium for such other transmission systems.

2.1.18 Determine and act on any required transmission testing of MAYA-1 restoration configurations.

2.1.19  Study and ensure the integration of MAYA-1 with existing systems.

2.1.20 Develop in coordination with the F&A Subcommittee commercial terms under which MAYA-1 may be used as a restoration medium for other systems, for approval by the General Committee.

2.1.21 Evaluate long-term technical performance of the digital facilities routed through MAYA-1

2.1.22  Develop procedures for the use of the network management system.

2.2 Review project variations and propose project changes as they relate to the functions of this Subcommittee and the PG as appropriate.

2.3 In the performance of the above responsibilities, the AR&R Subcommittee shall work in liaison with the other Subcommittees and the PG as appropriate.

2.4     All Parties shall have the right to be represented in this Subcommittee.

2.5 The AR&R Subcommittee shall report on a regular basis or as requested by the General Committee.

2.6 The AR&R Subcommittee shall carry out any other responsibilities as the General Committee may direct.

2.7     TELECOM AND ICE shall provide the Co Chairman of the AR&R Subcommittee.

3-      OPERATION AND MAINTENANCE SUBCOMMITTEE ("O&M SUBCOMMITTEE ")

3.1     The responsibilities of this Subcommittee shall include the following:

3.1.1 Define the responsibilities of each Maintenance Authority for the operation and maintenance of Segment S.

3.1.2 Review the testing, operating and maintenance procedures to be used for MAYA-1 as proposed by the Maintenance Authorities, prior to submission to the General Committee for approval.

3.1.3 Review the Maintenance Authorities recommendations regarding the inclusion of MAYA-1 in a cable maintenance agreement and review the cable storage agreements and other relevant agreements to be signed by the Maintenance Authorities, after General Committee approval.

3.1.4 Make recommendations to the PG on the provision of maintenance equipment and spares including those that are provided under the Supply Contract(s).

3.1.5 Study other matters and provide assistance as required to resolve problems affecting maintenance and management of MAYA-1 as may be identified by the Maintenance Authorities and/or the PG and/or the AR&R Subcommittee.

3.1.6 Liaise as required with the Maintenance Authorities for other cable systems concerning the preparation of plans and procedures for the provision, disposition, maintenance and replacement of any jointly owned equipment or spares which may be agreed to be provided by the owners of the cable systems involved.

3.1.7 Develop the O&M budget for all Segments based on information provided by the Maintenance Authorities and provide this budgetary information to the F&A Subcommittee for approval by the General Committee.

3.2 In the performance of the above responsibilities, the O&M Subcommittee shall work in liaison with the other Subcommittees and the PG as appropriate.

3.3 The O&M Subcommittee shall report on a regular basis or as requested by the General Committee.

3.4     All Parties shall have the right to be represented in this Subcommittee.

3.5 The O&M Subcommittee shall carry out any other responsibilities as the General Committee may direct.

3.6     AT&T shall provide the Chairman of O&M Subcommittee.

4-      FINANCIAL AND ADMINISTRATIVE SUBCOMMITTEE ("F&A SUBCOMMITTEE ")

The responsibilities of the F&A Subcommittee shall include the following:

4.1.1 Develop and/or review as appropriate all invoicing, financial and accounting procedures including those resulting from adjustment to Schedules, and also including but not limited to those jointly developed with the CBP, for approval by the General Committee, in particular:

        (a) payments (debits and credits) between the Parties and the Supplier;

        (b) payments (debits and credits) among the Parties, if any;

        (c) payments (debits and credits) under default conditions;

        (d) payments (debits and credits) for O&M costs;

        (e) computing of financial charges related to transfer of ownership between Parties.

4.1.2 Prepare a budget based on the information provided by the PG, the O&M Subcommittee and the AR&R Subcommittee for approval by the General Committee showing:

        (a) fixed costs by major cost elements;

        (b) costs incurred by all budgetary cost elements;

        (c) division of costs among Segments, where applicable;

        (d) semi-annual cash flows per calendar year;

        (e) billing amounts by calendar quarter.

4.1.3   Monitor the following items by comparison with the budget:

        (a) expenditure to date;

        (b) expenditures outstanding;

        (c) variations and reasons therefore.

4.1.4 Investigate and develop detailed procedures for reclamation of taxes by the Parties, if appropriate.

4.1.5 Establish audit procedures as appropriate, in accordance with this Agreement and the Supply Contract(s).

4.1.6 Carry out, or cause to be carried out, if instructed by the General Committee, a detailed investigation of project expenditures, including the conducting of an audit, in accordance with the terms of this Agreement.

4.1.7 Cooperate with the AR&R Subcommittee in the development of commercial terms under which MAYA-1 may be used as a restoration medium for other systems for approval by the General Committee.

4.1.8 Assist the General Committee as necessary in the interpretation of the financial terms of this Agreement.

4.1.9 Advise the General Committee on any budgetary implications of proposed engineering variations to the project.

4.1.10 Develop any other billing, financial and accounting procedures as necessary, for approval by the General Committee.

4.2 The F&A Subcommittee shall maintain liaison as necessary with the Procurement Group, and shall perform such activities as requested by the Procurement Group. The F&A Subcommittee shall also maintain liaison as necessary with any other Subcommittees established pursuant to this Agreement.

4.3 The F&A Subcommittee shall report on a regular basis or as requested to the General Committee.

4.4     All Parties shall have the right to be represented in this Subcommittee.

4.5 The F&A Subcommittee shall carry out any other responsibilities as the General Committee may direct.

4.6     SPRINT and ...... shall provide the Co-Chairmen of the F&A Subcommittee.

5-      CENTRAL BILLING PARTY (CBP)

        The responsibilities of the CBP shall include the following:

5.1.1   Provide a centralized billing function to the Parties in order to:

        (a) Render bills to and receive payment from the Parties and make payments to the Suppliers and Parties;

        (b) Minimize cross billing among the Parties;

        (c) Minimize the number of financial transactions;

        (d) Minimize the billing, payment and costs associated with such financial transactions ;

        (e) Render bills and receive payments regarding O&M costs relative to MAYA-1, as required by the General Committee.

5.1.2 Develop detailed billing, financial, and accounting procedures based on the terms and conditions of this Agreement, regarding payments:

        (a) Among the Parties and the Suppliers concerning the construction of MAYA-1.

        (b) Among the Parties.

        (c) Of currency exchange costs, if any.

5.1.3 Make financial adjustments in order that each Party may bear its proper share of costs of all Segments , including but not limited to any effects of the implementation of portability election, and render any necessary bills and refunds, as soon as practicable, but no later than sixty (60) days after the relevant Schedules are issued.

5.1.4 Report to the General Committee any default in payment by any of the Parties as provided in Paragraph 18 of this Agreement.

5.1.5 Maintain records of all its billing activities for at least five years from the RFPA Date, or the most recent five year period,

5.1.6 Provide a central point of contact for explanations regarding bills. Keep all the documentation on which the bills are rendered in accordance with Subparagraph 5.1.5 above.

5.1.7 Keep all the documentation on which the bills are rendered in accordance with Subparagraph 5.1.5 above.

5.2 The procedures developed in accordance with Paragraph 5.1 of this Annex 1 shall be submitted to the F&A Subcommittee for review. The F&A Subcommittee shall then submit said procedures to the General Committee for approval.

5.3 The CBP shall assist as necessary, the F&A Subcommittee in carrying out its tasks as assigned by the General Committee.

5.4 The CBP shall report to the F&A Subcommittee or to the General Committee as appropriate, on a quarterly basis, or as otherwise requested.

5.5 The CBP shall carry out any other responsibilities as the General Committee may direct.

5.6     AT&T shall provide the CBP.

6-      NETWORK ADMINISTRATOR (NA)

6.1     The responsibilities of the NA shall include the following:

6.1.1 Assist the AR&R Subcommittee in developing the principles of the routing plan in order to optimize the allocation of Ring-MIUs.

6.1.2 Register, monitor and review capacity allocation in each Segment and Subsegment in order to ensure that the assigned Ring-MIUs, are utilized appropriately and to avoid excess activation and other related problems in MAYA-1.

6.1.3   Monitor, record and maintain the following:

        (a) Overall status and changes in the total assignments and activation, and routing and rerouting of traffic between Cable Stations.

        (b) IRU technical assignments if provided by the Parties.

        (c) Occasional use technical assignments if provided by the Parties.

        (d) The status of in-system restoration conditions.

6.1.4 Update the Schedules of this Agreement and circulate such Schedules to the Parties, within thirty days after receiving a change request or as advised by the F&A Subcommittee.

6.1.5 Provide to the AR&R Subcommittee, or to the General Committee as appropriate, a periodic "Network Administrator's Report" containing information concerning the utilization of Subsegment assignments.

6.1.6 Provide support to the AR&R Subcommittee in developing the restoration plan for MAYA-1.

6.1.7 Provide support to the AR&R Subcommittee in identifying capacity requirements for restoration of other cable systems via MAYA-1.

6.1.8 Formally acknowledge requests from Parties for activation and deactivation, within ten working days after the necessary information has been received from those Parties and their correspondents.

6.1.9 Provide support to the AR&R Subcommittee in developing the procedures for opening a Ring, the assignment and reassignment of Ring-MIUs, the portability of Ring-MIUs and changes to the connection between Ring-MIUs.

6.1.10 Manage, monitor and record the activity(ies) associated with the portability concept.

6.1.11 Coordinate with and report to the AR&R and F&A Subcommittee and the CBP on all activities associated with portability assignments and activation.

6.1.12 Ensure, in conjunction with the AR&R Subcommittee, that sufficient equipment is available for activation in accordance with the NA procedures.

6.1.13 Solicit quarterly projections from the Party(ies) to plan for the adequate utilization of equipment and maintenance of the spare equipment. Notwithstanding the above, lack of projections by a Party(ies) will not prevent the activation of such Party(ies) capacity, taking into consideration the available capacity in the approved multiplex plan.

6.2 In the performance of the above responsibilities, the NA shall liaise with the Subcommittees as appropriate.

6.3 The NA shall assist, as necessary, the AR&R Subcommittee in carrying out its tasks assigned by the General Committee.

6.4 The General Committee shall appoint the NA who shall provide the functions as outlined herein.

                                                                      SCHEDULE A

                              MAYA-1 CABLE SYSTEM

                            PARTIES TO THE AGREEMENT

ALESTRA

AT&T Corp., a corporation organized and existing under the laws of the State of New York and having an office at 340 Mount Kemble Avenue, Morristown, New Jersey, United States of America (hereinafter called "AT&T" which expression shall include its successors).

BellSouth International, Inc., a corporation organized and existing under the laws of the State of Georgia in the United States of Americas and having its principal office at 1100 Peachtree St., NE, Georgia 30309 (herein called "BSI", which expression shall include its sucessors).

Cable and Wireless (CI) Ltd domiciled at 3(rd) floor, Leeward 3 building, Safehaven Corporate centre, P>O BOX 293, George Town Grand Cayman, Cayman Islands

Cable and Wireless Panama S.A. a company organized and existing under the laws of the republic of Panama and having its office at Plaza Internacional, Via Espana, Apartado 659, Panama 9A, Republic of Panama.

Cable and Wireless Global Network Organisation Ltd, a private limited company registered in Ireland (No.282367) and having its registered, office at 6 Fitzwilliam Square, Dublin 2, Ireland (herein called "C&W" which expression shall include its successors).

CTC ANTEL

Compania Anonima Nacional Telefonos de Venezuela, a Company organized under the laws of Venezuela and having its principal office at Av. Liberatador, Edif. Administrative, Caracas, Venezuela (herein called "CANTV" which expression shall include its successors).

COMPANIA DOMINICANA DE TELEFONOS, C. Por A., an entity organized and existing under the laws of the Dominican Republic and having its principal office at Ave. Abraham Lincoln No. 1101, Santo Domingo, Dominican Republic (hereinafter called "CODETEL" which expression shall include its successors).

CTC TRANSMISIONES REGIONALES S.A., a corporation organized and existing under the laws of Chile and having its principal office at Nueva de Lyon 072, Santiago, Chile (herein called "CTC MUNDO" which expression shall include its successors).

Empresa Brasilieira de Telecommunicacoes S.A., Avenida Presidente Vargas - 1012, Rio de Janeiro, 20179-900, Brazil (herein called "EMBRATEL" which expression shall include its successors).

ENITEL

EMPRESA NACIONAL DE TELECOMUNICACIONES S.A., a legal entity incorporated and existing under the laws of Chile, and having its principal office at Av. Andres Bello 2687, Piso 14, Santioago de Chile, Chile (herein called "ENTEL-CHILE" which expression shall include its successors).

ETB

FRANCE TELECOM, a Public Company with a share capital of 25,000,000,000 French Francs registered with the Paris Trade Register under number 380 129 866, RCS Paris, whose head office is at 6 Place d'Alleray, 75505 Paris Cedex 15, France (herein called "FRANCE TELECOM" or "FT", which expression shall include its successors).

Global One Communications S.A., a company duly organized and existing under the laws of Colombia and domiciled at Edificio World Trade Center, Torre C, Calle 100 #8 A55 Oficina 703, Bogota, Colombia.

Global One Communications, S.A. de C.V., a company duly organized and existing under the laws of El Salvador and domiciled at Colonia San Benito, Blvd. El Hipodromo, Edificio Gran Plaza, Local 304, San Salvador, El Salvador.

Global One Communications, S.A., a company duly organized and existing under the law of Guatemala and domiciled at Edificio Murano, Oficina 604, 14 Calle y 4ta. Avenida, Guatemala City, Guatemala.

Expresa Hondurena de Telecommunicaiones, commonly known as HONDUTEL, domiciled at Colonia Los Almendros, Boulevard Morazan, P>O. BOX 1797, Tegucigalpa, Honduras, C.A.

Instituto Costarricense de Electricadad. Commonly known as ICE, a government owned decentralized institution, having its Telecommunicaciones Operations Office at San Pedro de Montes de Oca, P.O. Box 10032, San Jose 1000, Costa Rica.

IDT

IXC

LC Communications, a trade name for International Telecom, Inc., a Delaware corporation having its principal office at 1020 NW 163(rd) Drive, Miami, Florida 33169, United States of America (herein called "LCC" which expression shall include its successors).

MFS Cableco (Bermuda) Limited, a company incorporated under the laws of Bermuda and having its registered office at Clarendon House, Church Street, Hamilton, Bermuda (herein called `MCIWCOM' which expression shall include its successors) for the use in whole or in part of its wholly owned or otherwise affiliated authorised international carriers.

ORBITEL S.A. E.S.P.

PROTEL

RADIGRAFICA COSTARRICENSE

RSLCOM

Sprint Communications Company L.P, a limited partnership organized and existing under the laws of the State of Delaware and having its principal office at 8140 Ward Parkway, Kansas City, Missouri 64114, United States of America (herein called "SPRINT" which expression shall include its successors) for the use of its wholly-owned or otherwise affiliated authorized international carriers.

Star Telecom

The St. Thomas and San Juan Telephone Company Inc. an entity organized and existing under the laws of the U.S. Virgin Islands and having its principal office at No. 2 Beltjen Place, St. Thomas, U.S.V.I. 00803-1915 (herein called "STSJ/TRESCOM" which expression shall include its successors).

SWISSCOM LTD, a company existing under the laws of Switzerland, having its principal offices at Viktoriastrasse 21 CH-3050 Berne/Switzerland (herein called "SWISSCOM" which expression shall include its successors).

Empresa Nacional de Telecommunicaciones de Colombia, an entity having its principal office at Santa Fe de Bogata, Calle 23 No 13-49 (herein called `TELECOM' which expression shall include its successors)

TELECOM ITALIA, S.p.A., a corporation organized and existing under the laws of Italy and having its principal office at via San Dalmazzo 15-10122 TORINO, Italy (herein called "TI" which expression shall include its successors).

Telefonica de Espana S.A. a corporation organized and existing under the laws of Spain and having its principal office at Gran Via 28, Madrid, Spain (herein called "TLFN" which expression shall include its successors).

Telefonica de Peru

Teleglobe USA Inc., a corporation organized and existing under the laws of the state of Delaware, and having its principal office at 1751 Pinnacle Drive, McLean, Virginia U.S.A. (hereinafter called "TELEGLOBE", which expression shall include its successors) for its own use or otherwise affiliated, authorized international carriers.

Telecommunicaciones Internacionales de Argentina, TELINTAR S.A. 25 de Mayo 457, Piso 7 - (1002) Buenos Aires, Argentina (herein called "TELINTAR" which expression shall include its successors).

Telered

Telgua

Transoceanic Communications, Incorporated, a corporation organized and existing under the laws of the State of Delaware and having an office at 340 Mount Kemble Avenue, Morristown, New Jersey, United States of America (hereinafter called "Transoceanic" or "TOCI" which expression shall include its successors).

TELEFONOS DE MEXICO, S.A. DE C.V., a corporation duly organized and existing under the laws of Mexico and having an office at Parque Via 190, Mexico D.F. (herein called `TELMEX' which expression shall include its successors).

Tricom USA, Inc., formerly known as Domtel Communications Inc., a corporation organized and existing under the laws of the State of Delaware having its principal office at One Exchange Place, Jersey City, New Jersey, United States of America (hereinafter called "TRICOM-USA" which expression shall include its successors).

WORLDxCHANGE